Exhibit 99.1

Aditxt Secures CLIA Certification for AditxtScore™ Laboratory Operations in Richmond, VA, and Plans to Launch AditxtScore™ for COVID-19 as a Lab Developed Test (LDT)

Upcoming Vaccines Increase the Need for Ongoing Monitoring of Presence and Durability of Immunity

Mountain View, CA , Nov. 19, 2020 -- Aditx Therapeutics, Inc. (Aditxt) (the “Company”) (Nasdaq: ADTX), a life sciences company developing biotechnologies specifically focused on improving the health of the immune system through immune monitoring and reprogramming, today announced that its AditxtScore™laboratory operations for immune monitoring has secured CLIA certification, allowing for the launch of AditxtScore™for COVID-19 as a Laboratory Developed Test (LDT).

AditxtScore’s™ operations will initially be co-located at the facilities of Salveo Diagnostics, Inc., the Company’s collaboration partner, located in Richmond, VA. This will expedite the commercial launch of AditxtScore™ for COVID-19, which is targeted for January 2021. These Company-managed AditxtScore™operations will provide Aditxt with the necessary flexibility, stringent quality control and rapid deployment needed for these sensitive products.

In parallel, Aditxt plans to continue to pursue the EUA application it submitted to the Food and Drug Administration in late August 2020 for AditxtScore™for COVID-19, which is expected to provide a path to 510(k) clearance as well.

Amro Albanna, Co-Founder and CEO of Aditxt, commented, “As we prepare to roll out the AditxtScore™ immune monitoring platform and applications, the establishment of our own CLIA-certified AditxtScore™ operation is vital to realizing our full vision, which is to transform immune diagnosis from reactive testing to proactive monitoring. We believe that the upcoming availability of two new vaccines, as was recently announced, will increase the need for ongoing monitoring of the immune system in order to assess the presence and durability of immunity at any point in time.”

About Aditx Therapeutics

Aditxt is developing technologies specifically focused on improving the health of the immune system through immune monitoring and reprogramming. The immune monitoring technology is designed to provide a personalized comprehensive profile of the immune system. The immune reprogramming technology is currently at the pre-clinical stage and is designed to retrain the immune system to induce tolerance with an objective of addressing rejection of transplanted organs, autoimmune diseases, and allergies. For more information, please visit: www.aditxt.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Forward looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company’s ongoing and planned product development; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as those risks more fully discussed in the section entitled “Risk Factors” in the Company’s prospectus, dated September 1, 2020, that was filed with the Securities and Exchange Commission under File No. 333-248491, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:
PCG Advisory
Jeff Ramson
Chief Executive Officer
IR@aditxt.com
646-762-4518
www.aditxt.com